EXHIBIT 31.2

CERTIFICATION
I, Michael L. Levitz, certify that:

1.	I have reviewed this amendment no.1 to Annual Report on Form 10-K of Insulet Corporation;
and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael L. Levitz
Michael L. Levitz
Chief Financial Officer

Date:	February 27, 2019